Exhibit 3.4

CERTIFICATE

The undersigned does hereby certify that he is the Chairman, President and Chief Executive Officer of CenterState Banks of Florida, Inc. (the “Corporation”), and that the following resolution was duly adopted by the Board of Directors at a meeting held on November 6, 2007:

AMENDMENT TO BYLAWS

BE IT RESOLVED, that Article V is hereby amended by deleting such text in its entirety and inserting the following in lieu thereof:

ARTICLE V

Stock Certificates

Section 1. Certificates of Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under Florida law. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Florida, the name of the shareholder, and the number and class (and the designation of the Series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or by facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 2. Transfer of Stock. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the registered holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of the shares of stock.

Section 3. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that such shareholder is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties, satisfactory to the Board of Directors and payable as may be required by the Board of Directors, whereupon the Corporation may issue (i) a new certificate or certificates for such stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

I further certify that the foregoing resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

In Witness Whereof, I have signed this Certificate for and on behalf of the Corporation this 6th day of November, 2007.

/s/ ERNEST S. PINNER
Ernest S. Pinner
Chairman, President and Chief Executive Officer